Filed Pursuant to Rule 424(b)(5)
File Number 333-266731

PROSPECTUS

Up to $150,000,000

Nuvalent, Inc.

Class A Common Stock

We have entered into a sales agreement (the sales agreement) with Cowen and Company, LLC (Cowen), dated as of August 10, 2022, relating to the sale of shares of our Class A common stock, par value $0.0001 per share, offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our Class A common stock having an aggregate offering price of up to $150,000,000 from time to time through Cowen, acting as our agent.

Our Class A common stock is listed on The Nasdaq Global Select Market under the symbol “NUVL”. The last reported sale price of our Class A common stock on August 9, 2022, was $15.55 per share.

Sales of our Class A common stock, if any, under this prospectus will be made in sales deemed to be “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the Securities Act). Cowen is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Stock Market, LLC, on mutually agreed terms between Cowen and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Cowen for sales of our Class A common stock sold pursuant to the sales agreement will be an amount up to 3.0% of the gross proceeds of any shares of Class A common stock sold under the sales agreement. See “Plan of Distribution” beginning on page 20 for additional information regarding the compensation to be paid to Cowen. In connection with the sale of the Class A common stock on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cowen with respect to certain liabilities, including liabilities under the Securities Act and the Securities and Exchange Act of 1934, as amended (the Exchange Act).

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the JOBS Act) and a smaller reporting company as defined under Rule 405 of the Securities Act and, as such, are subject to certain reduced public company reporting requirements. See ‘‘Prospectus Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company” on page 7 of this prospectus.

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page 10 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase our Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Cowen

August 16, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our Class A common stock having an aggregate offering price of up to $150,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering.

This prospectus describes the specific terms of the Class A common stock we are offering and also adds to, and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any free writing prospectus we have authorized for use in connection with this offering. We have not, and Cowen has not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and Cowen take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Cowen is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, in the documents incorporated by reference in this prospectus, and in any free writing prospectus prepared by or on behalf of us that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference in this prospectus, and any free writing prospectus prepared by or on behalf of us that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.”

Other than in the United States (U.S.), no action has been taken by us or Cowen that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Unless the context otherwise indicates, references in this prospectus to the “our company,” “we,” “our” and “us” refer, collectively, to Nuvalent, Inc., a Delaware corporation, and its consolidated subsidiary.

We own various U.S. federal trademark applications and unregistered trademarks, including our company name. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.nuvalent.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-40671) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement of which this prospectus forms a part and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on March 29, 2022, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for our 2022 Annual Meeting of Stockholders, as filed with the SEC on April 29, 2022;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022, as filed with the SEC on May 12, 2022, and June 30, 2022, as filed with the SEC on August 10, 2022;

•	Current Reports on Form 8-K, as filed with the SEC on February 3, 2022, March 31, 2022, and June 21, 2022; and

•

The description of our Class  A common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on July 26, 2021, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on March 29, 2022, and including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Nuvalent, Inc.

One Broadway, 14th Floor

Cambridge, Massachusetts 02142

Attn: Secretary

(857) 357-7000

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain express or implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements contained in this prospectus and incorporated by reference herein include, among other things, statements about:

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the initiation, timing, progress, results and cost of our current and future preclinical programs and clinical studies, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available and our current and future programs;

•	the ability of our preclinical studies and clinical trials to demonstrate safety and efficacy of our product candidates and other positive results;

•	the beneficial characteristics and the potential safety, efficacy and therapeutic effects of our product candidates;

•

the timing, scope and likelihood of regulatory filings and approvals, including timing of Investigational New Drug applications and final U.S. Food and Drug Administration approval of our current product candidates or any future product candidates;

•	the timing, scope or likelihood of foreign regulatory filings and approvals;

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our ability to identify research priorities and apply a risk-mitigated strategy to efficiently discover and develop product candidates, including by applying learnings from one program to other programs and from one indication to our other indications;

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our estimates of the number of patients that we will enroll and our ability to initiate, recruit and enroll patients in and conduct and successfully complete our clinical trials at the pace that we project;

•	our ability to scale-up our manufacturing and processing approaches to appropriately address our anticipated commercial needs, which will require significant resources;

•	our ability to maintain and further develop the specific shipping, storage, handling and administration of our product candidates at clinical sites;

•	our ability to obtain funding for our operations necessary to complete further development and commercialization of our product candidates;

•	our ability to take advantage of accelerated regulatory pathways for our product candidates;

•	our ability to obtain and maintain regulatory approval of our product candidates;

•	our ability to commercialize our product candidates, if approved, including the geographic areas of focus and sales strategy;

•	the pricing and reimbursement of our product candidates, if approved;

•	the implementation of our business model, and strategic plans for our business, product candidates and technology;

•

the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and other product candidates we may develop, including the extensions of existing patent terms where available, the validity of intellectual property rights held by third parties and our ability not to infringe, misappropriate or otherwise violate any third-party intellectual property rights;

•	estimates of our future expenses, revenues, if any, capital requirements and our needs for additional financing;

•	the period over which we estimate our existing cash, cash equivalents and marketable securities will be sufficient to fund our future operating expenses and capital expenditure requirements;

•	future agreements with third parties in connection with the development and commercialization of our product candidates;

•	the size and growth potential of the markets for our product candidates, and our ability to serve those markets;

•	our financial performance;

•	the rate and degree of market acceptance of our product candidates;

•	regulatory developments in the U.S. and foreign countries;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	our ability to produce our product candidates with advantages in turnaround times or manufacturing cost;

•	our competitive position and the success of competing therapies that are or may become available;

•	our need for and ability to attract and retain key scientific, management and other personnel;

•	the impact of laws and regulations;

•	our expectations regarding the period during which we will remain an emerging growth company under the JOBS Act;

•	developments relating to our competitors and our industry;

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the effect of the COVID-19 pandemic, including mitigation efforts and economic effects, and other global geopolitical developments on any of the foregoing or other aspects of our business operations, including but not limited to our preclinical studies and future clinical trials; and

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other risks and uncertainties, including those listed under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, and other filings we make with the SEC.

In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target, ” “aim” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section of any accompanying prospectus supplement entitled “Risk Factors.” If one or more of these risks or uncertainties were to occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We do not undertake any obligation to publicly update any forward-looking statement except to the extent required by applicable law.

This prospectus also contains and incorporates by reference estimates, projections and other information concerning our industry, our business and the markets for our product candidates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources. All of the market data used in this prospectus and the information incorporated herein involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our estimates of the potential market opportunities for our product candidates include several key assumptions based on our industry knowledge, industry publications, third-party research and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our Class A common stock, you should carefully consider, among other things, our financial statements and the related notes and the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere or incorporated by reference in this prospectus.

Overview

We are a clinical stage biopharmaceutical company focused on creating precisely targeted therapies for patients with cancer. We leverage our team’s deep expertise in chemistry and structure-based drug design to develop innovative small molecules that are designed with the aim to overcome the limitations of existing therapies for clinically proven kinase targets. By addressing the limitations of existing therapies, we believe our programs have the potential to drive deeper, more durable responses with minimal adverse events. We believe these potential benefits will support opportunities for clinical utility earlier in the treatment paradigm.

We focus our discovery and development efforts on small molecule inhibitors of kinases, a class of cellular targets that can play a central role in cancer growth and proliferation. In particular, we focus on “clinically proven” kinase targets, or those kinase targets for which others have developed established, approved therapies that are used in the clinical setting. Currently available kinase inhibitors face multiple limitations, which can include (i) kinase resistance, or the emergence of new mutations in the kinase target that can enable resistance to existing therapies, (ii) kinase selectivity, or the potential for existing therapies to inhibit other structurally similar kinase targets and lead to off-target adverse events and (iii) limited brain penetrance, or the ability for the therapy to treat disease that has spread or metastasized to the brain. By prioritizing target selectivity, we believe our drug candidates have the potential to overcome resistance, avoid dose-limiting off-target adverse events, address brain metastases and drive more durable responses.

We are advancing a robust pipeline of product candidates with parallel lead programs in cancers driven by genomic alterations in ROS proto-oncogene 1 (ROS1) and ALK (i.e., ROS1-positive and ALK-positive, respectively), along with multiple discovery-stage research programs. We hold worldwide development and commercialization rights to our product candidates.

Corporate Information

We were incorporated under the laws of the State of Delaware on January 25, 2017, under the name Nuvalent, Inc. Our principal executive offices are located at One Broadway, 14th Floor, Cambridge, Massachusetts 02142 and our telephone number is (857) 357-7000. Our website address is http://www.nuvalent.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the JOBS Act and may remain an emerging growth company until December 31, 2026, or until such earlier time as we have more than $1.07 billion in annual revenue, we become a “large accelerated filer” under SEC rules, or we issue more than $1 billion of non-convertible debt over a three-year period. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an “emerging growth company.” For so long as we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include reduced disclosure obligations regarding executive compensation. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We may take advantage of some or all of these exemptions until such time as we are no longer an emerging growth company.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates was less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not applicable to a smaller reporting company.

THE OFFERING

Class A Common Stock Offered by Us:	Shares of our Class A common stock having an aggregate offering price of up to $150,000,000.

Class A Common Stock to be Outstanding After this Offering:	Up to 52,547,888 shares, assuming sales at a price of $15.55 per share, which was the closing price of our Class A common stock on The Nasdaq Global Select Market on August 9, 2022. The actual number of shares issued will vary depending on the sales price of our Class A common stock under this offering.

Plan of Distribution:	“At the market offering” that may be made from time to time through our sales agent, Cowen. See “Plan of Distribution” on page 20 of this prospectus.

Use of Proceeds:	We intend to use the net proceeds from the sale of Class A common stock offered under this prospectus primarily for general corporate purposes, which may include expenditures for research and development activities, clinical trials, acquisitions or in-licenses of complementary companies, products, product candidates, technologies or businesses, expenditures to build out our development and commercial capabilities, personnel-related expenditures or working capital and capital expenditures. See “Use of Proceeds” on page 12 of this prospectus for more information.

Risk Factors:	See “Risk Factors” beginning on page 10 of this prospectus and the other information included in, or incorporated by reference into, this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our Class A common stock.

Nasdaq Global Select Market Symbol:	“NUVL”

The number of shares of our Class A common stock that will be outstanding immediately after this offering is based on 42,901,586 shares of Class A common stock outstanding as of June 30, 2022, which excludes:

•	6,548,578 shares of Class A common stock issuable upon exercise of stock options outstanding as of June 30, 2022, at a weighted-average exercise price of $9.01 per share;

•

6,003,534 shares of Class A common stock available for future issuance under our 2021 Stock Option and Incentive Plan (the 2021 Plan) as of June 30, 2022, and any automatic increases in the number of shares of Class A common stock reserved for issuance under the 2021 Plan; and

•

946,128 shares of Class A common stock available for future issuance under our 2021 Employee Stock Purchase Plan (the 2021 ESPP), as of June 30, 2022, and any automatic increases in the number of shares of Class A common stock reserved for issuance under the 2021 ESPP.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options described above.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before deciding whether to invest in our Class A common stock, you should consider carefully the risks and uncertainties described below and under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus, the information and documents incorporated by reference in this prospectus, and in any prospectus supplement or free writing prospectus that we authorize for use in connection with this offering. If any of these risks and uncertainties actually occurs, our business, prospects, financial condition and results of operations could be materially and adversely affected. In such event, the trading price of our Class A common stock could decline and you might lose all or part of your investment.

Additional risks related to this offering

If you purchase shares of Class A common stock in this offering, you will suffer immediate dilution of your investment.

The shares sold in this offering, if any, will be sold from time to time at various prices. However, the expected offering price of our Class A common stock will be substantially higher than the net tangible book value per share of our Class A common stock. Therefore, if you purchase shares of our Class A common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. Assuming that an aggregate of 9,646,302 shares of our Class A common stock are sold at a price of $15.55 per share pursuant to this prospectus, which was the last reported sale price of our Class A common stock on The Nasdaq Global Select Market on August 9, 2022, for aggregate gross proceeds of $150,000,000, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $7.97 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2022, after giving effect to this offering and the assumed offering price of $15.55 per share. To the extent outstanding options are exercised, you will incur further dilution. See “Dilution” in this prospectus for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A common stock, or securities convertible or exchangeable into Class A common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We have broad discretion over the use of our cash, cash equivalents and marketable securities, including the net proceeds we receive in this offering, and may not use them effectively.

We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Our management has broad discretion to use our cash, cash equivalents and marketable securities, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our Class A common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our Class A common stock to decline and delay the development of our product candidates. Pending their use to fund operations, we may invest our cash and cash equivalents in a manner that does not produce income or that loses value.

We do not intend to pay dividends in the foreseeable future.

We have never paid cash dividends on our Class A common stock. We currently intend to retain our future earnings, if any, to finance the operation and growth of our business and currently do not plan to pay any cash dividends in the foreseeable future. As a result, only appreciation of the price of our Class A common stock will provide a return to stockholders for the foreseeable future.

Sales of a significant number of shares of our Class A common stock in the public markets, or the perception that such sales could occur, could depress the market price of our Class A common stock.

Sales of a substantial number of shares of our Class A common stock in the public markets, or the perception that such sales could occur, could depress the market price of our Class A common stock and impair our ability to raise capital through the sale of additional equity securities. We have agreed, subject to certain exceptions set forth in the sales agreement, to provide Cowen with notice as promptly as reasonably possible before we offer to sell, contract to sell, sell, grant any option to sell or otherwise dispose of any Class A common stock or securities convertible into or exchangeable for shares of Class A common stock, warrants or any rights to purchase or acquire Class A common stock during the pendency of any placement notice delivered by us to Cowen under the sales agreement, and for five trading days following the termination of such placement notice. Therefore, it is possible that we could issue and sell additional shares of our Class A common stock in the public markets. We cannot predict the effect that future sales of our Class A common stock would have on the market price of our Class A common stock.

The Class A common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the sales agreement, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver placement notices to Cowen, at any time throughout the term of the sales agreement. The number of shares that are sold by Cowen after delivering a placement notice will fluctuate based on the market price of the Class A common stock during the sales period and limits we set with Cowen. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The trading price of our Class A common stock is highly volatile, which could result in substantial losses for our stockholders.

The trading price of our Class A common stock has been, and is likely to continue to be, highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. During the period from July 29, 2021 to August 9, 2022, the closing price of our Class A common stock ranged from a high of $38.35 per share to a low of $7.40 per share. The stock market in general and the market for smaller pharmaceutical and biopharmaceutical companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your Class A common stock at or above the price you paid for your Class A common stock in this offering.

USE OF PROCEEDS

We may issue and sell shares of our Class A common stock having aggregate gross sales proceeds of up to $150,000,000 from time to time (before deducting sales agent commissions and expenses). Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from the sale of any shares of Class A common stock offered under this prospectus primarily for general corporate purposes. Although we have not yet identified specific uses for these proceeds, we currently anticipate using the proceeds for some or all of the following purposes:

•	research and development activities;

•	clinical trials;

•	acquisitions or in-licenses of complementary companies, products, product candidates, technologies or business;

•	expenditures to build out our development and commercial capabilities;

•	personnel-related expenditures;

•	working capital; and

•	capital expenditures.

The amounts and timing of our actual use of the net proceeds may vary significantly depending on numerous factors, including the progress of our research and development efforts, the status of and results from clinical trials, any collaborations that we may enter into with third parties for our programs and any unforeseen cash needs. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these net proceeds. We do not expect that the net proceeds from this offering and our existing cash and cash equivalents will be sufficient to enable us to fund the completion of development of any product candidates we may develop.

Pending application of the net proceeds as described above, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DILUTION

If you invest in our Class A common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our Class A common stock immediately after this offering. Our net tangible book value as of June 30, 2022, was approximately $253.0 million, or $5.90 per share of Class A common stock based upon 42,901,586 shares of Class A common stock outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares of Class A common stock outstanding as of June 30, 2022.

After giving effect to an assumed sale of 9,646,302 shares of our Class A common stock in the aggregate amount of $150,000,000 in this offering at an assumed offering price of $15.55 per share, the last reported sale price of our Class A common stock on The Nasdaq Global Select Market on August 9, 2022, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2022, would have been approximately $398.1 million, or $7.58 per share of Class A common stock. This represents an immediate increase in net tangible book value of $1.68 per share to our existing stockholders and an immediate dilution of $7.97 per share to new investors in this offering. The following table illustrates this calculation on a per share basis.

Assumed public offering price per share		$15.55
Historical net tangible book value per share as of June 30, 2022	$5.90
Increase in net tangible book value per share attributable to new investors purchasing shares in this offering	$1.68

As adjusted net tangible book value per share after giving effect to this offering		$7.58

Dilution per share to new investors in this offering		$7.97

The table above assumes, for illustrative purposes, that an aggregate of 9,646,302 shares of our Class A common stock are sold at a price of $15.55 per share, the last reported sale price of our Class A common stock on The Nasdaq Global Select Market on August 9, 2022, for aggregate gross proceeds of $150,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices. Our maximum aggregate gross proceeds from this offering will be $150,000,000 regardless of the offering price per share; however, the number of shares of Class A common stock that we may sell for such gross proceeds will vary based on the offering price. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $15.55 per share shown in the table above, assuming all of our Class A common stock in the aggregate amount of $150,000,000 during the term of the sales agreement with Cowen is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $7.66 per share and would increase the dilution per share to new investors to $8.89 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $15.55 per share shown in the table above, assuming all of our Class A common stock in the aggregate amount of $150,000,000 during the term of the sales agreement with Cowen is sold at that price, would decrease our as adjusted net tangible book value per share after the offering to $7.48 per share and would decrease the dilution per share to new investors to $7.07 per share, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

The above discussion and table are based on 42,901,586 shares of Class A common stock outstanding as of June 30, 2022, which excludes:

•	6,548,578 shares of Class A common stock issuable upon exercise of stock options outstanding as of June 30, 2022, at a weighted-average exercise price of $9.01 per share;

•

6,003,534 shares of Class A common stock available for future issuance under the 2021 Plan as of June 30, 2022, and any automatic increases in the number of shares of Class A common stock reserved for issuance under the 2021 Plan; and

•

946,128 shares of Class A common stock available for future issuance under the 2021 ESPP as of June 30, 2022, and any automatic increases in the number of shares of Class A common stock reserved for issuance under the 2021 ESPP.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options described above. To the extent that outstanding options are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities may result in further dilution to our stockholders.

DESCRIPTION OF COMMON STOCK

The following description of our common stock is intended as a summary only and therefore is not a complete description of our common stock. This description is based upon, and is qualified by reference to, our third amended and restated certificate of incorporation (certificate of incorporation), our amended and restated bylaws (bylaws) and applicable provisions of Delaware corporate law. You should read our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Our authorized common stock consists of 140,000,000 shares of Class A common stock, par value $0.0001 per share, 10,000,000 shares of Class B common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. Any references to “our common stock” include both our Class A common stock and Class B common stock unless the context otherwise requires or as otherwise expressly stated.

Common Stock

Voting Rights. The holders of our Class A common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. Except as otherwise expressly provided in our certificate of incorporation or as required by applicable law, on any matter that is submitted to a vote by our stockholders, holders of our Class B common stock are not entitled to any votes per share of Class B common stock, including for the election of directors. The holders of our common stock do not have any cumulative voting rights.

Dividends. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock.

Liquidation and Dissolution. In the event of our liquidation or dissolution, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of all debts and other liabilities and subject to the prior rights of any of our outstanding preferred stock.

Other Rights. Holders of our common stock have no preemptive, subscription, redemption or conversion rights or sinking fund provisions, except that holders of our Class B common stock have the right to convert each share of our Class B common stock into one share of Class A common stock at such holder’s election subject to the ownership limitations provided for in our certificate of incorporation that prohibit the conversion of our Class B common stock into shares of Class A common stock to the extent that, upon such conversion, such holder and any other persons with whom such holder’s beneficial ownership would be aggregated for purposes of Section 13(d) of the Exchange Act would beneficially own in excess of 4.9% or 9.9%, as applicable, based on the holder’s election, of any class of our securities registered under the Exchange Act. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Transfer Agent and Registrar. Computershare Trust Company, N.A. is transfer agent and registrar for our common stock.

Preferred Stock

Under the terms of our certificate of incorporation, our board of directors is authorized, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The specific terms of any series of preferred stock offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. In addition, the issuance of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation.

Registration Rights

Certain holders of our common stock are entitled to rights with respect to the registration of our common stock under the Securities Act. These rights are provided under the terms of an investor rights agreement between us and certain holders of our common stock. The investor rights agreement includes demand registration rights, short-form registration rights and piggyback registration rights. All fees, costs and expenses of underwritten registrations under the investor rights agreement will be borne by us and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered.

Demand Registration Rights. Certain holders of our common stock are entitled to demand registration rights. Under the terms of the investor rights agreement, we are required, upon the written request of (x) 50% of the registrable securities then outstanding or (y) Deerfield Healthcare Innovations Fund, L.P., Deerfield Private Design Fund IV, L.P. and any of their respective affiliates (collectively, Deerfield) to file a registration statement on Form S-1 with respect to at least either (i) 40% of the registrable securities then outstanding or registrable securities having an anticipated net aggregate offering price of at least $10 million, (ii) registrable securities that have an anticipated net aggregate offering price of at least $10 million, or (iii) in the case of a Deerfield request, at least 20% of the registrable securities held by Deerfield or registrable securities having an anticipated net aggregate offering price of at least $20 million regardless of the percentage of registrable securities held by Deerfield, and to use reasonable best efforts to cause such registration statement to become effective. We are required to effect only three registrations in any 12-month period with respect to any requests from Deerfield, or two registrations in any 12-month period with respect to any requests from other holders, pursuant to this provision of the investor rights agreement.

Short-form Registration Rights. Certain holders of our common stock are also entitled to short-form registration rights. Pursuant to the investor rights agreement, if we are eligible to file a registration statement on Form S-3, upon the written request of (x) holders of at least 10% of the registrable securities then outstanding or (y) Deerfield to sell registrable securities at a net aggregate offering price of at least $2 million, we are required to use reasonable best efforts to cause such registration statement to become effective. We are required to effect only three registrations in any 12-month period with respect to any requests from Deerfield, or two registrations in any 12-month period with respect to any requests from other holders, pursuant to this provision of the investor rights agreement.

Piggyback Registration Rights. Certain holders of our common stock are entitled to piggyback registration rights. If we register any of our securities either for our own account or for the account of other security holders, the holders of these shares are entitled to include their shares in the registration. Subject to certain exceptions contained in the investor rights agreement, we and the underwriters may limit the number of shares included in the underwritten offering to the number of shares which we and the underwriters determine in our sole discretion will not jeopardize the success of the offering.

Indemnification. Our investor rights agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.

Expiration of Registration Rights. The demand registration rights and short-form registration rights granted under the investor rights agreement will terminate on the sixth anniversary of the completion of our initial public offering; provided that if Deerfield or its affiliates hold an aggregate of at least 10% of our capital stock then outstanding at the time of the sixth anniversary of the completion of our initial public offering, then Deerfield’s registration rights shall continue and terminate upon the eighth anniversary of the completion of our initial public offering.

Anti-Takeover Effects of Delaware Law and Certificate of Incorporation and Bylaws

Our certificate of incorporation and our bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Staggered Board; Removal of Directors. Our certificate of incorporation divides our board of directors into three classes with staggered three-year terms. In addition, our certificate of incorporation provides that directors may be removed only for cause and then only by the affirmative vote of the holders of two-thirds or more of the shares then entitled to vote at an election of directors. Under our certificate of incorporation, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board of directors, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. Furthermore, our certificate of incorporation provides that the authorized number of directors may be changed only by the resolution of our board of directors. The classification of our board of directors and the limitations on the ability of our stockholders to remove directors, change the authorized number of directors and fill vacancies could make it more difficult for stockholders to change the composition of our board of directors or for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

Stockholder Action; Special Meeting of Stockholders. Our certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. Our certificate of incorporation and bylaws also provide that, except as required by statute, only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our bylaws establish advance notice procedures for stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities. These provisions also could discourage a third party from making a tender offer for our common stock because even if the third party acquired a majority of our outstanding voting stock, it would be able to take action as a stockholder, such as electing new directors or approving a merger, only at a duly called stockholders meeting and not by written consent.

Super-majority Voting. The Delaware General Corporation Law (DGCL) provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Any amendment of our certificate of incorporation must first be approved by a majority of our board of directors, and if required by law or our certificate of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, board composition and limitation of liability must be approved by not less than two-thirds of the outstanding shares entitled to vote on the amendment, and not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in our bylaws; and may also be amended by the affirmative vote of a majority of the outstanding shares entitled to vote on the amendment, voting together as a single class, except that the amendment of the provisions relating to notice of stockholder business and nominations and special meetings must be approved by not less than two-thirds of the outstanding shares entitled to vote on the amendment, and not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class, or, if our board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

Undesignated Preferred Stock. As discussed above, our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

Delaware Business Combination Statute. We are subject to Section 203 of the DGCL (Section 203), which prohibits a Delaware corporation from engaging in business combinations with an interested stockholder. An interested stockholder is generally defined as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person. Section 203 provides that an interested stockholder may not engage in business combinations with the corporation for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combinations to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

Exclusive Forum Selection. Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any state law claims for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of, or a claim based on, breach of a fiduciary duty owed by any of our current or former directors, officers and employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws (including the interpretation, application, validity or enforceability thereof) or (iv) any action asserting a claim that is governed by the internal affairs doctrine; provided, however, that the this provision shall not apply to any causes of action arising under the Securities Act or the Exchange Act. In addition, our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the U.S. shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. These choice of forum provisions will not apply to suits brought to enforce a duty or liability created by the Exchange Act. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our certificate of incorporation. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Cowen, under which we may issue and sell from time to time up to $150,000,000 of our Class A common stock through Cowen as our sales agent. Sales of our Class A common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act.

Cowen will offer our Class A common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Cowen. We will designate the maximum amount of Class A common stock to be sold through Cowen on a daily basis or otherwise determine such maximum amount together with Cowen. Subject to the terms and conditions of the sales agreement, Cowen will use its commercially reasonable efforts to sell on our behalf all of the shares of Class A common stock requested to be sold by us. We may instruct Cowen not to sell Class A common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Cowen or we may suspend the offering of Class A our common stock being made through Cowen under the sales agreement upon proper notice to the other party. Cowen and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at sany time.

The aggregate compensation payable to Cowen as sales agent will be up to 3.0% of the gross sales price of the shares sold through it pursuant to the sales agreement. We have also agreed to reimburse Cowen up to $75,000 of Cowen’s actual outside legal expenses incurred by Cowen in connection with this offering, and for certain other expenses. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Cowen under the sales agreement, will be approximately $350,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Class A common stock.

Cowen will provide written confirmation to us following the close of trading on The Nasdaq Global Select Market on each day in which Class A common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of Class A common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

We will report at least quarterly the number of shares of Class A common stock sold through Cowen under the sales agreement, the net proceeds to us and the compensation paid by us to Cowen in connection with the sales of Class A common stock.

Settlement for sales of Class A common stock will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our Class A common stock on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Cowen will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, Cowen will not engage in any transactions that stabilizes our Class A common stock.

Our Class A common stock is listed on The Nasdaq Global Select Market and trades under the symbol “NUVL”. The transfer agent of our Class A common stock is Computershare Trust Company, N.A.

Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

LEGAL MATTERS

The validity of the shares of Class A common stock offered hereby will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts. Cowen and Company, LLC is being represented in connection with this offering by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.

EXPERTS

The consolidated financial statements of Nuvalent, Inc. as of December 31, 2021 and 2020, and for each of the years then ended, have been incorporated herein by reference and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Up to $150,000,000

Class A Common Stock

PROSPECTUS

Cowen

August 16, 2022